$4,000,000,000 AGGREGATE PRINCIPAL AMOUNT
Medtronic, Inc.
1.5% CONVERTIBLE SENIOR NOTES
DUE 2011
1.625% CONVERTIBLE SENIOR NOTES
DUE 2013
PURCHASE AGREEMENT
April 12, 2006

Purchase Agreement
April 12, 2006
BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019
MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036
As Representatives of the several Initial Purchasers
Ladies and Gentlemen:
     Medtronic, Inc., a Minnesota corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule A (the “Initial Purchasers”) $2,000,000,000 in aggregate principal amount of its 1.5% Convertible Senior Notes due 2011 (the “2011 Notes”) to be issued pursuant to the provisions of an Indenture, to be dated as of April 18, 2006 (the “2011 Notes Indenture”), between the Company and Wells Fargo Bank, N.A., as Trustee (the “Trustee”) and $2,000,000,000 in aggregate principal amount of its 1.625% Convertible Senior Notes due 2013 (the “2013 Notes” and, together with the 2011 Notes, the “Firm Securities”) to be issued pursuant to the provisions of an Indenture, to be dated as of April 18, 2006 (the “2013 Notes Indenture,” and together with the 2011 Notes Indenture, the “Indentures”), between the Company and the Trustee. In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $200,000,000 in aggregate principal amount of its 1.5% Convertible Senior Notes due 2011 and an additional $200,000,000 in aggregate principal amount of its 1.625% Convertible Senior Notes due 2013 (the “Additional Securities” and, together with the Firm Securities, the “Securities”). Banc of America Securities LLC (“BAS”) and Morgan Stanley and Co. Incorporated (“Morgan Stanley”) have agreed to act as representatives of the several Initial Purchasers (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities. To the extent that there are no additional Initial Purchasers listed on Schedule I other than you, the terms Representatives and Initial Purchasers as used herein shall mean you, as Initial Purchasers. The terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires.
     The Securities will be convertible on the terms, and subject to the conditions, set forth in the Indentures. As used herein, “Conversion Shares”

means the shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”), into which the Securities are convertible.
     The Securities and the Conversion Shares will be offered and sold by the Initial Purchasers without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.
     Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the Closing Date, between the Company and the Initial Purchasers (the “Registration Rights Agreement”), pursuant to which the Company will agree to file or have on file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Registration Statement”) covering the resale of the Securities and the Conversion Shares. This Agreement, the Indentures, the Securities and the Registration Rights Agreement are referred to herein collectively as the “Operative Documents.”
     The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Preliminary Offering Memorandum (as defined below) and the Final Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement.
     The Company has prepared an offering memorandum, dated the date hereof, setting forth information concerning the Company, the Securities, the Registration Rights Agreement and the Common Stock, in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, “Offering Memorandum” means, collectively, the Preliminary Offering Memorandum dated as of April 11, 2006 (the “Preliminary Offering Memorandum”) and the offering memorandum dated the date hereof (the “Final Offering Memorandum”), each as then amended or supplemented by the Company. As used herein, each of the terms “Offering Memorandum”, “Preliminary Offering Memorandum” and “Final Offering Memorandum” shall include in each case the documents incorporated or deemed to be incorporated by reference therein. The term “Disclosure Package” shall mean (i) the Preliminary Offering Memorandum, as amended and supplemented as of the Initial Sale Time (as defined herein) and (ii) the term sheet attached as Exhibit E hereto.

     The Company hereby confirms its agreements with the Initial Purchasers as follows:
     1. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to each Initial Purchaser as follows:
     (a) The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time” ) and on the Closing Date, the Final Offering Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.
     (b) As of 11:00 pm (Eastern Time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for the inclusion thereof. No statement of material fact included in the Final Offering Memorandum will be omitted from the Disclosure Package available at the Initial Sale Time, and no statement of material fact included in the Disclosure Package available at the Initial Sale Time that is required to be included in the Final Offering Memorandum will be omitted therefrom.
     (c) None of the Company, its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”), or any person acting on its or their behalf has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Securities or the Conversion Shares in a manner that would require registration under the Securities Act of the Securities or the Conversion Shares.
     (d) None of the Company, its Affiliates, or any person acting on its or their behalf has directly, or through any agent, offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (e) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.
     (f) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers, the offer, resale and delivery of the Securities by the Initial Purchasers and the conversion of the Securities into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum, to register the Securities or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     (g) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum will not be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.
     (h) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     (i) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated in this Agreement).
     (j) Except as described in the Disclosure Package, the Company has not taken, and will not take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (k) Each significant subsidiary (as such term is defined in paragraph (w) of Rule 1-02 of Regulation S-X) of the Company, as determined as of September 12, 2005, is set forth in Schedule B hereto (each, a “Significant Subsidiary”).
     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with corporate power and authority to own its properties and conduct its business as described in the Preliminary Offering Memorandum and Final Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not reasonably be expected to have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and each Significant Subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization except where the failure to be so organized, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.
     (m) All the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Offering Memorandum, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.
     (n) The statements in the Final Offering Memorandum under the headings “Description of Notes,” “Certain U.S. Federal Income Tax Considerations,” “Plan of Distribution” and “Legal Matters” fairly summarize the matters therein described in all material respects.
     (o) This Agreement has been duly authorized, executed and delivered by the Company; the Indentures have been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute legal, valid, binding instruments enforceable against the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indentures and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indentures (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights; and the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will constitute the legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), provided that no representation is made with respect to Section 4 thereof.
     (p) Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Preliminary Offering Memorandum: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Change”); and (ii) other than the Company’s previously announced quarterly dividend, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
     (q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the Company’s execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby, and by the Offering Memorandum, except such as may be required under the “Blue

Sky” laws of any jurisdiction in the United States in which the Securities are offered and sold and, in the case of the Registration Rights Agreement, such as will be obtained under the Act and the Trust Indenture Act (as defined below).
     (r) None of the execution and delivery of the Operative Documents, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to (i) the articles of incorporation or bylaws of the Company or any of its Significant Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties; except, in the case of clauses (ii) and (iii), where such violation, breach, conflict or lien would not reasonably be expected to have a Material Adverse Effect.
     (s) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Offering Memorandum and the Final Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
     (t) Except as set forth in the Disclosure Package, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of the Operative Documents, or the consummation of any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a Material Adverse Effect.
     (u) Neither the Company nor any of its Significant Subsidiaries is in violation or default of (i) any provision of its charter or bylaws; (ii)

the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable except, in the case of clauses (ii) and (iii), where such violation or default would not reasonably be expected to have a Material Adverse Effect.
     (v) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Preliminary Offering Memorandum and the Final Offering Memorandum, is, to the Company’s knowledge, an independent registered public accounting firm with respect to the Company within the meaning of the Act.
     (w) The Company has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Offering Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Final Offering Memorandum (exclusive of any amendment or supplement thereto).
     (x) The Company and each of its Significant Subsidiaries maintain effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act.
     (y) Except as disclosed in the Disclosure Package and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

     (z) The Company and its Significant Subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability known to management of the Company under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package or the Final Offering Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Final Offering Memorandum, neither the Company nor any of its Significant Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (aa) The operations of the Company and its Significant Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (bb) There is and has been no failure in any material respect on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (cc) None of the Company, any of its Significant Subsidiaries or, to the knowledge of the Company, any director, officer, employee or Affiliate of the Company or any of its Significant Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (dd) Except as would not reasonably be expected to have a Material Adverse Effect or as described in the Disclosure Package, the Company and its Significant Subsidiaries own, possess, license or have other rights to use on reasonable terms, all patents, trade and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how, and other intellectual property, (collectively, the “Intellectual Property”) currently employed by it in connection with the conduct of the Company’s business as now conducted. Except as set forth in the Disclosure Package and except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company owns, or has rights to use under license, all such Intellectual Property free and clear in all material respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its Significant Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any Significant Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) to the knowledge of the Company, there is no valid and subsisting patent or published patent application that would preclude the Company, in any material respect, from practicing any such Intellectual Property.
     (ee) Except as disclosed in the Disclosure Package and the Final Offering Memorandum, the Company (i) does not have any material lending or other relationship with any Initial Purchaser or affiliate of any Initial Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Initial Purchaser.

     (ff) Except as disclosed in the Disclosure Package and Final Offering Memorandum and except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have all licenses, certificates, permits, consents, orders, approvals and authorization from domestic and foreign governmental authorities, including the United States Food and Drug Administration (the “FDA”) and any agency of any U.S. state or foreign government exercising comparable authority (including any non-governmental entity whose approval or authorization is required under foreign law comparable to that administered by the FDA) in a jurisdiction where the Company’s or any of its significant subsidiaries’ products are sold (collectively, “Permits”), which are necessary to own their properties and/or to conduct their business in the manner and to the extent now conducted, with no material restrictions or qualifications, and such Permits are in full force and effect and no proceeding has been instituted or is pending or, to the best knowledge of the Company and its significant subsidiaries, is contemplated or threatened which in any manner affects or draws into question the validity or effectiveness thereof; and (ii) the Company and its significant subsidiaries are not in violation of any statutes, orders, standards, rules or regulations relating to or affecting the properties or Permits of the Company or its significant subsidiaries or the operation of the Company’s or any of its significant subsidiaries’ business in the manner and to the extent now conducted and are not in violation of any Permit.
     (gg) The Company self-insures against losses in a manner which it believes to be reasonable.
     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.
     2. Agreements to Sell and Purchase. The Company agrees, upon the terms but subject to the conditions herein set forth, to issue and sell to the several Initial Purchasers the Firm Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth opposite their names on Schedule A at a purchase price of 98.50% of the aggregate principal amount thereof.
     3. The Closing Date. Delivery of the Firm Securities to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, 10017 at 9:00 a.m. New York City time, on April 18, 2006 or such other time and date not later than April 21, 2006 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).
     4. The Additional Securities; any Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, up to $200,000,000 aggregate principal amount of the 2011 Notes and up to $200,000,000 aggregate principal amount of the 2013 Notes from the Company at the same price as the purchase price to be paid by the Initial Purchasers for the Firm Securities. The option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Initial Purchasers. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representatives to the Company, which notice may be given at any time within 13 days from the date of this Agreement. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Additional Securities as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Additional Securities are to be registered and (iii) the time, date and place at which such Securities will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of the Firm Securities and the Additional Securities). Such time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representatives. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than 10 business days after the date of such notice. If any Additional Securities are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional amount as the Representatives may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased as the principal amount of Firm Securities set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities.
     5. Payment for the Securities. Payment for the Securities shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.
     It is understood that the Representatives have been authorized, for their own account and the accounts of the several Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Securities and any Additional Securities the Initial Purchasers have agreed to purchase.
     6. Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial

Purchasers the Firm Securities at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers, the Additional Securities the Initial Purchasers have agreed to purchase at the Closing Date or any Subsequent Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery of the Securities at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.
     7. Additional Covenants of the Company
     The Company further covenants and agrees with each Initial Purchaser as follows:
     (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Offering Memorandum and any amendments and supplements thereto and the Disclosure Package as they may reasonably request.
     (b) During such period beginning with the Initial Sale Time and ending on the date of the completion of the resale of the Notes by the Initial Purchasers (as notified by the Initial Purchasers to the Company), the Company will not amend or supplement the Final Offering Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers and notified to the Company), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Offering Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Final Offering Memorandum shall have been filed with the Commission.
     (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Offering Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 7, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (ii) supply any supplemented or amended Final Offering Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.
     (d) During the period of two years after the last Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
     (e) None of the Company, its affiliates or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.
     (f) None of the Company, its affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.
     (g) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.
     (h) Until May 24, 2006, the Company will not, without the prior written consent of the Initial Purchasers (which consent may be withheld at the sole discretion of the Initial Purchasers), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Securities and as contemplated by the Registration Rights Agreement); provided, however, that the Company may issue shares of its Common Stock or options or warrants to purchase its Common Stock, or Common Stock upon exercise of options or warrants, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Offering Memorandum, but only (other than with respect to warrants described in the Offering Memorandum) if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options until May 24, 2006 without the prior written consent of the Initial Purchasers (which consent may be withheld at the sole discretion of the Initial Purchasers).
     (i) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.
     (j) Except as described in the Disclosure Package, the Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indentures and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Offering Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, all amendments or supplements to either of them and the Disclosure Package, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any “Blue Sky” memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the

Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of the several states and any other jurisdictions specified pursuant to Section 7(o) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Except as provided in this Section 7, Section 11, Section 13 and Section 14, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.
     (l) The Company will, for a period of 12 months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to shareholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to shareholders).
     (m) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (n) The Company will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.
     (o) The Company shall cooperate with the Representatives and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or “Blue Sky” laws or Canadian provincial Securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (p) Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Offering Memorandum for the time period and upon the other terms stated therein.
     (q) The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares.
     (r) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.
     8. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date and, with respect to the Additional Securities, any Subsequent Closing Date, shall be subject to the accuracy of the representations, warranties and agreements on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Additional Securities, as of the related Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, the form of which is attached as Exhibit A.
     (b) For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Additional Securities, any Subsequent Closing Date:

     (i) there has not occurred any Material Adverse Change, the effect of which, in the sole judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with the offering;
     (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 8 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Offering Memorandum and the Final Offering Memorandum; and
     (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (c) On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinions of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, Fredrikson & Byron, PA, Minnesota counsel for the Company, and in-house counsel, dated as of such Closing Date, substantially the forms of which are attached as Exhibits B, C and D, respectively.
     (d) On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Offering Memorandum and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (e) On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date to the effect that:

     (i) the representations, warranties of the Company in this Agreement are true and correct on and as of the Closing Date or the Subsequent Closing Date, as the case may be, with the same force and effect as though expressly made on and as of such Closing Date or such Subsequent Closing Date, as the case may be; and
     (ii) since the date of the most recent financial statements included or incorporated by reference in the Final Offering Memorandum (exclusive of any amendment or supplement thereto), there has not occurred any Material Adverse Change.
     (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Subsequent Closing Date, as the case may be.
     (f) On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 8, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.
     (g) The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers and the Company), and the Registration Rights Agreement shall be in full force and effect.
     (h) The Securities shall have been designated PORTAL-eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.
     (i) The Company shall have caused the Conversion Shares to be approved for listing, subject to issuance, on the New York Stock Exchange,
     (j) On or before each of the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Initial Purchasers shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein.

          If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Additional Securities, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 7(k), Section 10, Section 11, Section 12 and Section 16 shall at all times be effective and shall survive such termination.
          9. Representations, Warranties and Agreements of Initial Purchasers. Each of the Initial Purchasers represents and warrants that it is a “qualified institutional buyer”, as defined in Rule 144A of the Securities Act. Each Initial Purchaser represents, warrants and agrees with the Company that:
     (a) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering except to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).
     (b) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;
     (c) in connection with each sale pursuant to Section 9(a), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;
     (d) any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Securities Act and are subject to restrictions under Rule 144A under the Securities Act;
     (e) it acknowledges that additional restrictions on the offer and sale of the Securities and the Common Stock issuable upon conversion thereof are described in the Offering Memorandum; and
     (f) it acknowledges that it has not requested that the Company qualify and register the Securities for sale in any jurisdiction other than the United States.
     10. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 8, Section 13 or Section

14 clause (i) only, in so far as it relates to a suspension or limitation of trading in the Company’s securities, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
11. Indemnification
     (a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act (i) against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum (or any amendment or supplement thereto) or the Disclosure Package, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company; and (iii) against any and all reasonable out-of-pocket expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; and to reimburse each Initial Purchaser, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Initial Purchasers) as such expenses are reasonably incurred by such Initial Purchaser, its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 11(a) shall be in addition to any liabilities that the Company may otherwise have.
     (b) Indemnification of the Company, its Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum (or any amendment or supplement thereto) or the Disclosure Package, or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Final Offering Memorandum (or any amendment or supplement thereto) or the Disclosure Package, in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Final Offering Memorandum (or any amendment or supplement thereto) or the Disclosure Package are the statements set forth in Schedule C. The indemnity agreement set forth in this Section 11(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 11(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 11 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 11(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     12. Contribution. If the indemnification provided for in Section 11 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 11(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 12.
     Notwithstanding the provisions of this Section 12, no Initial Purchaser shall be required to contribute any amount in excess of the purchase discount or commission received by such Initial Purchaser in connection with the Securities purchased by it hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 12 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 12, each director, officer, employee and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

     13. Default of One or More of the Several Initial Purchasers. If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Firm Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date or any Subsequent Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such failure or refusal occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such failure or refusal, this Agreement shall terminate without liability of any party (other than a defaulting Initial Purchaser) to any other party except that the provisions of Section 7(k), Section 10, Section 11 and Section 12 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or any Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 13. Any action taken under this Section 13 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
     14. Termination of this Agreement. On or prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal or New York authority or a material disruption in commercial banking or securities settlement or clearance services in the United

States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Final Offering Memorandum or to enforce contracts for the sale of securities. Any termination pursuant to this Section 14 shall be without liability on the part of (b) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Initial Purchasers pursuant to Sections 7(k) and 10 hereof or (c) any Initial Purchaser to the Company.
     15. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement or agreements described in the Offering Memorandum; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.
     16. Representations and Indemnities to Survive Delivery. The respective indemnities, contribution, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial

Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the result hereof, made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers, directors, employees, agents or any controlling person, as the case may be, (ii) acceptance of the Securities and payment for them hereunder or (iii) any termination of this Agreement.
     17. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Representatives:
Bane of America Securities LLC
9 West 57th Street
New York, New York 10019
Facsimile: 212-933-2217
Attention: Syndicate Department,
With a copy to the Legal Department
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Facsimile: 212-761-0086
Attention: Convertible Debt Syndicate Desk,
With a copy to the Legal Department
     If to the Company:
Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, Minnesota 55432-5603
Facsimile: 763-505-2980
Attention: General Counsel
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
     18. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 13 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 11 and Section 12, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

     19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     20. Governing Law Provisions
     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
     21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Very truly yours, MEDTRONIC, INC.
By:	/s/ Gary L. Ellis
	Name:	Gary L. Ellis
	Title:	Senior Vice President and Chief Financial Officer

     The foregoing Purchase Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.
BANC OF AMERICA SECURITIES LLC
MORGAN STANLEY AND CO. INCORPORATED
Acting as Representatives of the several Initial Purchasers named in the attached Schedule A.
BANC OF AMERICA SECURITIES LLC

By:	/s/ Derek Dillon

Name: Derek Dillon
Title: Managing Director

MORGAN STANLEY AND CO. INCORPORATED

By:	/s/ [ILLEGIBLE]

Name: [ILLEGIBLE]
Title: Executive Director